Exhibit 24

C. R. BARD, INC.

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned, being an officer or director, or both, of C. R. BARD, INC. (the “Company”), in his or her capacity as set forth below, as applicable, hereby constitutes and appoints each of TIMOTHY M. RING and TODD C. SCHERMERHORN, signing singly, as his or her true and lawful attorney and agent, to do any and all acts and all things and to execute any and all instruments which such attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under the Act of shares of common stock of the Company (“Common Stock”) to be issued by the Company pursuant to the 2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) and the 1998 Employee Stock Purchase Plan of C. R. Bard, Inc. (as Amended and Restated), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-8 or any Form relating to the sale of such Common Stock, to be filed with the Securities and Exchange Commission with respect to such Common Stock, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments or supplements thereto, whether such amendments or supplements are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

[Balance of Page Intentionally Blank]

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 11th day of June 2008.

/s/ Timothy M. Ring
Name:	Timothy M. Ring
Title:	Chairman and Chief Executive
Officer and Director (Principal Executive Officer)

Name:	Todd C. Schermerhorn
Title:	Senior Vice President and Chief
Financial Officer (Principal Financial Officer)

/s/ Frank Lupisella Jr.
Name:	Frank Lupisella Jr.
Title:	Vice President and Controller (Principal Accounting Officer)

/s/ Marc C. Breslawsky
Name:	Marc C. Breslawsky
Title:	Director

/s/ T. Kevin Dunnigan
Name:	T. Kevin Dunnigan
Title:	Director

/s/ Herbert L. Henkel
Name:	Herbert L. Henkel
Title:	Director

/s/ Theodore E. Martin
Name:	Theodore E. Martin
Title:	Director

/s/ Gail K. Naughton
Name:	Gail K. Naughton
Title:	Director

/s/ Tommy G. Thompson
Name:	Tommy G. Thompson
Title:	Director

/s/ John H. Weiland
Name:	John H. Weiland
Title:	Director

/s/ Anthony Welters
Name:	Anthony Welters
Title:	Director

/s/ Tony L. White
Name:	Tony L. White
Title:	Director